U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 6, 2009

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Date of Report

(Date of Earliest Event Reported)

AMERITRANS CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware                   333-63951             52-2102424

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(State or other jurisdiction of      (Commission         (I.R.S. Employee

incorporation or organization)        File No.)            I.D. Number)

747 Third Avenue, 4th Floor

New York, New York                         10017

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(Address of principal executive offices           (Zip Code)

(212) 355-2449

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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under  the Exchange Act(17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

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Items to be Included in this Report

Item 8.01.  Other Events

The Board of Directors (the “Board”) of Ameritrans Capital Corporation (the “Company”) has deferred the declaration and payment of the dividend of $0.28125 per share on its 9-3/8% cumulative participating redeemable preferred stock, $.01 par value, $12.00 face value (the “Preferred Stock”) for the period April 1, 2009 through June 30, 2009, for shareholders of record as of June 30, 2009.  The declaration and payment of the Preferred Stock dividend will be deferred until such time as the Company completes its review for the quarter ended June 30, 2009.  The Board currently anticipates completing this process by the end of July.  The dividend on the Preferred Stock will accrue and will be paid to shareholders, when and as declared by the Board of the Company.

No dividends on the Preferred Stock will be declared or paid or set apart for payment unless payments of interest and repayment of principal then due on any other indebtedness of the Company are made and dividends which have been deferred, have been, or contemporaneously are, declared and paid on all outstanding shares of Preferred Stock.  Any dividend payment made on the outstanding shares of Preferred Stock shall first be credited against the dividend deferred for the period April 1, 2009 through June 30, 2009.

The information furnished is not deemed “filed” for  purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

                                    SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                           AMERITRANS CAPITAL CORPORATION

                                           By:  /s/ Michael R. Feinsod

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                                                Name:  Michael R. Feinsod

                                                Title: Chief Executive Officer

Dated:  July 6, 2009

Exhibit Index

Exhibit

Number                   Description